Exhibit 10.1
RECAPITALIZATION AGREEMENT
     This RECAPITALIZATION AGREEMENT (this “Agreement”), dated as of June 29, 2007, is made between HAIGHTS CROSS COMMUNICATIONS, INC., a Delaware corporation (the “Company”), and the parties listed on Schedule I hereto (the “Investors”).
WITNESSETH:
     WHEREAS, certain of the undersigned Investors (the “Series A/Common Investors”) hold the shares of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) and shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), as set forth opposite their respective names under the column “Series A Preferred Stock” on Schedule I hereto;
     WHEREAS, certain of the undersigned Investors (the “Series B Investors” and collectively with the Series A/Common Investors, the “Investors”) hold the shares of the Company’s Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), as set forth opposite their respective names under the column “Series B Preferred Stock” on Schedule I hereto;
     WHEREAS, the Investors and the Company have agreed to a recapitalization of the Company (the “Recapitalization”) which will change all the outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and the Company’s Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”, and together with the Series A Preferred Stock and the Series B Preferred Stock, the “Preferred Stock”), into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and all of the currently authorized and outstanding shares of Common Stock into one share of Common Stock;
     WHEREAS, upon execution of this Agreement, the Investors will vote in favor of the Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) attached hereto as Exhibit A (the “Amendment No. 1”), providing for, among other things, a mechanism for the automatic conversion of the Preferred Stock;
     WHEREAS, following the satisfaction of the closing conditions contained in Section 5 below, the Investors will execute the Election to Convert (as hereinafter defined) and, if applicable, vote in favor of the Certificate of Amendment to the Charter attached hereto as Exhibit B providing for, among other things, the reclassification of the Common Stock, (the “Amendment No. 2” and with Amendment No. 1, the “Charter Amendments”) and the other changes in the capital stock of the Company set forth therein; and
     WHEREAS, following the consummation of the transactions contemplated by the clauses above, the Investors will hold that number of shares of the Company’s issued and outstanding shares of Common Stock as listed opposite their name under the column “Conversion Shares” on Schedule I hereto (the “Conversion Shares”) and the capitalization of the Company shall be as set forth on Schedule 2.4(ii).

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Charter Amendments; Recapitalization; Closing
     1.1 Amendment No. 1. On the date hereof, the Investors are executing and delivering to the Company, the shareholders’ consent attached hereto as Exhibit C consenting to the adoption of Amendment No. 1. The Company hereby agrees to file with the Delaware Secretary of State Amendment No. 1 promptly hereafter.
     1.2 Recapitalization. Based upon the representations and warranties set forth herein and subject to the conditions set forth in Section 5 below, at the Closing each Investor agrees to effect the Recapitalization of the Company contemplated hereby by executing the Election to Convert and, if applicable, voting in favor of the adoption of Amendment No. 2. Upon the execution and delivery of the Election to Convert by the requisite number of Investors and the filing of Amendment No. 2 and immediately following the reclassification of Common Stock, in accordance with Amendment No. 1 and Amendment No. 2:
          (a) each share of outstanding Series A Preferred Stock shall be converted into fully-paid and non-assessable shares of Common Stock at the rate of one share of Common Stock for each $31.481 of accrued liquidation value of Series A Preferred Stock as of June 30, 2007;
          (b) each share of outstanding Series B Preferred Stock shall be converted into 4.09953 fully paid non-assessable shares of Common Stock;
          (c) each share of outstanding Series C Preferred Stock shall be converted into fully-paid and non-assessable shares of Common Stock at the rate of one share of Common Stock for each $31.481 of accrued liquidation value of Series A Preferred Stock as of June 30, 2007;
          (d) all shares of outstanding Common Stock shall be converted into one share of fully paid non-assessable shares of Common Stock;
          (e) Warrants to purchase shares of Common Stock and Series A Preferred Stock shall be adjusted by the Recapitalization according to the terms and conditions of such Warrants.
     1.3 Closing. The consummation of the transactions contemplated hereby (the “Closing”) shall be held at the offices of Goodwin Procter LLP, Exchange Place, Boston, Massachusetts on the third business day (the “Closing Date”) following satisfaction of the conditions precedent in Sections 5(i) and 5(n) and upon the satisfaction of all conditions precedent thereto set forth herein. On the Closing Date, the Investors shall deliver the Election to Convert and the Company hereby agrees to file with the Delaware Secretary of State

Amendment No. 2. Upon the delivery of the Election to Convert by the requisite number of Investors and the filing of Amendment No. 2, the certificates, options or warrants with respect to the previously outstanding capital stock shall represent only the right of such holder to receive the appropriate certificate, option or warrant as provided in Amendment No. 1 or Amendment No. 2. At the Closing or thereafter, the Investors shall deliver to the Company for cancellation certificates representing their shares of Preferred Stock, duly endorsed for transfer, or their warrants, and the Company shall deliver to the Investors duly executed certificates representing the Common Stock or warrants for Common Stock in such name or names as shall be requested prior to the Closing Date by such Investor. In lieu of delivering any certificate, option or warrant representing previously outstanding rights required to be delivered by this paragraph, Amendment No. 1 or Amendment No. 2, the holder may execute and deliver an affidavit that such certificate has been lost, stolen or destroyed and an agreement to indemnify the Company for any loss incurred by it in connection therewith.
2. Representations and Warranties of the Company
     In order to induce the Investors to enter into this Agreement and consummate the transactions contemplated hereby, the Company hereby makes to the Series B Investors the representations and warranties contained in this Section 2.
     2.1 Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company has all required corporate power and authority to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby, including the issuance of the Conversion Shares. The Company is duly qualified to do business and in good standing as a foreign corporation where required to be qualified and it is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction, except where failure to be so licensed or qualified does not now have and is not reasonably expected to have a Material Adverse Effect on the Company. A “Material Adverse Effect” means, with respect to the Company, any change, event, effect, or set of circumstances that, when taken together with all other adverse changes, events, effects, or sets of circumstances that have occurred, is or is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), prospects or assets of the Company and its subsidiaries taken as a whole, except for any such change, event, effect or set of circumstances resulting from (a) changes in conditions (including changes in law or general accepted accounting principles) affecting similar businesses, the United States of America or global economy, (b) this Agreement, the transactions contemplated hereby or the announcement thereof, (c) the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or act of terrorism directly or indirectly involving or affecting the Unites States of America or (d) earthquakes, hurricanes, other natural disasters or acts of God, which, in the case of each of clause (a), (b), (c) and (d) do not affect the Company or its subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants in similar businesses.

     2.2 Subsidiaries. Except as set forth in the Company’s Form 10-K filed with the SEC on March 22, 2006, the Company has no subsidiaries and does not own any shares of capital stock or control directly or indirectly any corporation or any partnership, joint venture or other non-corporate business entity. All of the subsidiaries are wholly-owned by the Company.
     2.3 Authorization and Non-Contravention. This Agreement and all agreements, documents and instruments executed and delivered by the Company pursuant to this Agreement are valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief and other equitable remedies. The execution, delivery and performance of this Agreement and all agreements, documents and instruments executed and delivered by the Company pursuant hereto, including the issuance and delivery of the Conversion Shares, have been duly authorized by all necessary corporate action of the Company. The execution and delivery of this Agreement and all agreements, documents and instruments executed and delivered by the Company pursuant this Agreement, the issuance and delivery of the Conversion Shares, and the performance of the transactions contemplated by this Agreement and such other agreements, documents and instruments do not and will not (i) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) or loss of benefit under any contract or obligation to which the Company is a party or by which its assets are bound, or any provision of the Company’s Charter, as amended, or By-laws, or cause the creation of any liens, claims or encumbrances upon any of the assets of the Company; (ii) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or other governmental agency applicable to the Company; (iii) require from the Company any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party (that has not already been obtained); or (iv) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, accelerate or create any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which the Company is a party or by which the Company is bound.
     2.4 Capitalization.
          (a) The current capitalization of the Company is set forth on Schedule 2.4(i). The issuance of all of such issued and outstanding shares was duly authorized and all such shares are fully paid and nonassessable, were issued in compliance with applicable Federal and state securities laws, and were not issued in violation of any person’s preemptive rights.
          (b) Except as set forth on Schedule 2.4(ii), immediately after the Closing, there will be no (i) outstanding or authorized subscriptions, warrants, options or other rights granted by the Company to purchase or acquire, or preemptive rights with respect to the issuance or sale of, the capital stock of the Company, or which obligate or may obligate the Company to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock, (ii) other securities of the Company directly or indirectly convertible into or exchangeable for shares of capital stock of the Company, or (iii) other rights relating to the Company’s capital stock. No “phantom” stock, stock appreciation rights or agreements or similar rights or agreements exist which are intended to confer on any person rights similar to any rights accruing to owners of the Company’s capital stock.
          (c) Immediately following the Closing Date, the capitalization of the Company shall be as set forth on Schedule 2.4(ii).
     2.5 Reporting Status. Except as set forth on Schedule 2.5, the Company has filed in a timely manner all documents that the Company was required to file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) during the twelve (12) months preceding the date of this Agreement. The following documents complied as to form in all material respects with the requirements of the Securities and Exchange Commission’s (the “SEC”) and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading:
          (a) all Forms 10-K, 10-Q and 8-K (including any and all amendments thereto) filed since January 1, 2006;
          (b) all other documents, if any, filed by the Company with the SEC since January 1, 2006; and
          (c) The draft Form 10-K dated May 15, 2007 for the period ended December 31, 2006 and Form 10-Q for the period ended March 31, 2007 (the “First Quarter 10-Q”) (including any and all amendments thereto), but such forms did not comply with their respective filing dates. Copies of such forms have been provided to the Series B Investors.
     The documents listed under 2.5(a) and 2.5(b) complied in all material respects with SEC’s requirements with respect to their filing dates.
     2.6 Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would reasonably be expected to have a Material Adverse Effect on the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance and delivery of the Conversion Shares, except such as have been duly and validly obtained or filed, or with respect to any filings that may be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as currently conducted by it and as presently proposed to be conducted, except the lack of which would not reasonably be expected to have a Material Adverse Effect on the Company.
     2.7 Absence of Undisclosed Liabilities. Except as set forth on Schedule 2.7, the Company has no liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due), except: (a) liabilities stated or adequately reserved against on the balance sheet presented in the First Quarter 10-Q, (b) liabilities incurred since March 31, 2007 in the ordinary course of business consistent with past practices (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort, or infringement of an intellectual property right), and (c) liabilities disclosed on Schedule 2.7 hereto.
     2.8 Conduct of Business; Absence of Certain Changes.
     Since March 31, 2007, except as disclosed on Schedule 2.8, the Company has conducted the business of the Company only in the ordinary course of business, consistent with prior practices and, whether or not in the ordinary course of business, there has not been any Material Adverse Effect on the Company. Without limiting the generality of the foregoing, except as set forth in Schedule 2.8 and as contemplated by this Agreement and the transactions set forth herein, since March 31, 2007, neither the Company, nor any subsidiary, has directly or indirectly, done any of the following:
          (a) entered into any agreement with an affiliate, including its stockholders, officers and directors;
          (b) issued, sold, disposed of or encumbered or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option, warrant or other right to acquire or made any agreement with respect to, any shares of its capital stock or any other of its securities or any security convertible or exercisable into or exchangeable for any such shares or securities, or altered any term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;
          (c) declared, set aside, made or paid any dividend or other distribution to any shareholder with respect to its capital stock;
          (d) redeemed, purchased or otherwise acquired any of its capital stock;

          (e) made any change in the compensation or other amounts payable or to become payable by the Company to any of its officers, employees or agents; or any change in any bonus, pension or profit sharing payment, entitlement or arrangement made to or with any of such officers, employees or agents; or any grant of any loans or severance or termination pay; or any entrance into or variation of the terms of any employment agreement, including retention agreements, or adoption of or increase in, the benefits under any benefit plan;
          (f) adopted or (except as otherwise required by law) amended or made any unscheduled contribution to any employee benefit plan for or with employees, or entered into any collective bargaining agreement;
          (g) made any loan or advance to any person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquired any capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other business enterprise; or
          (h) entered into any commitment to do any of the foregoing, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect in any material respect (subject to the knowledge and materiality limitations set forth therein) or caused any covenant, condition or agreement of the Company in this Agreement not to be complied with or satisfied in any material respect.
     2.9 Litigation. Except as set forth in Schedule 2.9, there is no action, suit, claim, proceeding, investigation or arbitration proceeding pending (or, to the knowledge of the Company, threatened) against or otherwise involving the Company or any of the Company capital stock or any of the officers, directors, former officers or directors, employees, shareholders or agents of the Company (in their capacities as such) and there are no outstanding Court Orders to which the Company is a party or by which any of its assets are bound, any of which (a) question this Agreement or any action to be taken hereby or affect the transactions contemplated hereby, or (b) materially restrict the present business properties, operations, prospects, assets or condition, financial or otherwise, of the Company or (c) if successfully prosecuted against the Company, would result in any materially adverse change in the business, properties, operations, prospects, assets or the condition, financial or otherwise, of the Company. The Company has no reason to believe that any such action, suit, proceeding, investigation or arbitration proceeding may be brought against the Company.
     2.10 Broker Fees. Except as set forth in Schedule 2.10, there are no other agreements between the Company and any broker, finder, investment banker or financial advisor.
     2.11 Certain Relationships. Except as set forth on Schedule 2.11, no officer, director or stockholder of the Company has any contract, agreement or arrangement (written or oral) with the Company, and all such agreements are on arms-length terms. Schedule 2.11 lists all contracts, agreements and arrangements (written or oral) related to the compensation arrangements of the Company’s executive officers.
     2.12 Disclosure of Material Information. Neither this Agreement, the financial statements (including the footnotes thereto), or any schedule, exhibit, document or certificate delivered by or on behalf of the Company pursuant hereto, including pursuant to Section 4.2 hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading. Other than general economic conditions, there is no fact that materially adversely affects, or may in the future (so far as can now be reasonably foreseen) materially adversely affect, the business, properties, operations or conditions of the Company which has not been specifically disclosed herein, in a schedule hereto or will not be disclosed pursuant to Section 4.2 hereof.
     2.13 Employee Waivers. The Company has received waivers from Peter J. Quandt and Paul J. Crecca that no “change of control” provisions of their employment agreements each dated January 31, 2007 (the “Quandt Employment Agreement” and the “Crecca Employment Agreement”, respectively) shall be triggered by any of the transactions contemplated by this Agreement. Copies of such waivers have been provided to the Investors.
3. Representation and Warranties of the Investors
     In order to induce the Investors to enter into this Agreement and consummate the transactions contemplated hereby, each of the Stockholders, individually and not jointly, hereby makes to the other Stockholders the representations and warranties contained in this Section 3.
     3.1 Authority and Non-Contravention. The Investor has full right, authority and power under its charter, by-laws or governing partnership or limited liability agreement, as applicable, to enter into this Agreement and all agreements, documents and instruments executed by the Investor pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and all agreements, documents and instruments executed by the Investor pursuant to this Agreement are valid and binding obligations of the Investor enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief and other equitable remedies. The execution, delivery and performance of this Agreement and all agreements, documents and instruments executed by the Investor pursuant to this Agreement have been duly authorized by all necessary action under the Investor’s charter, by-laws or governing partnership or limited liability agreement, as applicable. The execution, delivery and performance by the Investor of this Agreement and all agreements, documents and instruments to be executed and delivered by the Investor pursuant to this Agreement do not and will not: (i) violate or result in a violation of, conflict with or constitute or result in a default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of, any material contract, agreement, obligation, permit, license or authorization to which the Investor is a party or by which the Investor or its assets is bound, or any provision of the Investor’s organizational documents; (ii) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to the Investor; (iii) require from the Investor any notice to, declaration or filing with, or consent or approval of, any governmental authority or other third party (that has not already been obtained) or (iv) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of any agreement, permit, license or authorization to which the Stockholder is a party or by which the Stockholder is bound.
     3.2 Title to Shares. The Investor is the beneficial owner of, and has good and marketable title to, the shares of Preferred Stock Investor as set forth opposite its name on Schedule I hereto, free and clear of all security interests, claims, liens or other encumbrances.
     3.3 Investment Representations. The Investor understands that the Conversion Shares have not been registered or qualified under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act (together with the Securities Act, the “Acts”). The Conversion Shares are being offered pursuant to an exemption from registration and/or qualification contained in the Acts by reason of specific exemptions from the registration and/or qualification provisions of the Acts which depend upon, among other things, the bona fide nature of the investment intents and the accuracy of the Investor ‘s representations as expressed in this Section 3.3.
          (a) Stockholder Bears Economic Risk. The Investor understands that the Conversion Shares will be “restricted securities” under applicable securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Conversion Shares may be resold without registration and/or qualification under the Acts only in certain limited circumstances. The Investor acknowledges that the Conversion Shares must be held indefinitely unless subsequently registered and/or qualified under the Acts or an exemption from such registration and/or qualification in available. The Investor understands that no public market now exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for the securities.
          (b) Acquisition for Own Account. The Investor is acquiring the Conversion Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and the Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor further represents that such Investor does not have a contract, understanding, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third party with respect to any of the Conversion Shares. In addition, the Investor is not aware of any publication of any advertisement in connection with the transactions contemplated in this Agreement.
          (c) Investor Experience. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.
          (d) Economic Risk. The Investor understands that the Conversion Shares are a highly speculative investment. The Investor is able, without impairing the Investor’s financial condition, to hold the Conversion Shares for an indefinite period of time and to suffer a complete loss of the Investor’s investment.
          (e) Accredited Investor or Investment Advisor. The Investor represents that it is either (i) an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect or (ii) an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940.
          (f) Due Diligence. Each Investor has made, either alone or together with its advisors, such independent investigation of the Company, its management and related matters as it deems to be, or as such advisors have advised to be, necessary or advisable in connection with an investment in the Conversion Shares; and the Investor and its advisors have received all information and data that it and such advisors believe to be necessary in order to reach an informed decisions as to the advisability of an investment in the Conversion Shares, including that certain Offering Memorandum dated June 28, 2007, bearing in mind (among other factors, without limitation) that Investor may not be able to dispose of the Conversion Shares for the indefinite future.
          (g) Residence. If the Investor is an individual, then Investor resides in the state or province identified in the address of such Stockholder set forth on Schedule I hereto; if the Investor is a partnership, corporation, limited liability company or other entity, then the office or offices of the Investor in which its investment decisions was made is located at the address or addresses of such Investor set forth on Schedule I hereto.
4. Covenants
     4.1 Cooperation; Approvals, Filings and Consents; Further Assurances.
          (a) Upon the terms and subject to the conditions set forth in this Agreement, each party hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other party or parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Recapitalization and the other transactions contemplated hereby and to satisfy or cause to be satisfied all of the conditions precedent that are set forth in this Agreement, as applicable to each of them. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.
          (b) Each of the Company and the Investors shall use reasonable efforts to obtain the authorizations, consents, orders and approvals and to make filings from or with any governmental authority or other third party necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement. The parties hereto will not knowingly take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals and shall promptly respond to any requests for additional information from any governmental authority. The Company hereby covenants and agrees to use its reasonable best efforts to secure the Bondholder Consents (as defined in Section 5(i)) and shall keep the Investors apprised of its progress. Each of the Company and the Investors hereby covenants and agrees to use its reasonable best efforts to secure termination of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or any other applicable domestic or foreign law, as applicable, for the Recapitalization and the other transactions contemplated hereby. Notwithstanding the foregoing, nothing herein shall require the Company, in connection with the receipt of any regulatory approval, to agree to sell, divest or license any assets or business or agree to restrict any business conducted by or proposed to be conducted by the Company, or to litigate or formally contest any proceedings relating to any regulatory approval process in connection with the Recapitalization.
     4.2 Access to Information. For a period of ten (10) days (the “Due Diligence Period”) upon reasonable notice, the Company shall cause each of its officers, directors, employees, agents, representatives, accountants, consultants and counsel to: (i) afford to the officers, employees, accountants, counsel and other representatives of the Series B Investors reasonable access during normal working hours to the offices, properties, books, contracts and records of the Company for the purpose of conducting a due diligence investigation of the Company and (ii) furnish to the officers, employees and authorized agents, accountants, counsel and other representatives of the Series B Investors such additional financial and operating data and other information regarding the Company as the Series B Investors may reasonably request during the Due Diligence Period in connection with the purpose described above, including but not limited to a presentation (the “Presentation”) to the Series B Investors by the Company’s management and advisors that covers, at a minimum: (a) valuation of the Company; (b) analysis regarding a sale of the Company; (c) strategic alternatives for the Company; and/or (d) delivery of, and assessment or evaluation of, the Company’s business plan. During the Due Diligence Period, the Company (directly and/or through its advisors) will provide the Series B Investors with an assessment (both in detail and in summary) of the Company’s ability to utilize its net operating losses (“NOLs”), including but not limited to confirmation of the amount of existing NOLs, any existing limitations on such NOLs, and ability (and limitations thereon) to utilize the NOLs (including expected net unrealized built in gain or net unrealized built in loss) after the Recapitalization. The Due Diligence Period shall commence on the date of the Presentation. All requests for access to the officers, employees, accountants, counsel and other representatives of the Company or any information concerning its business, properties, books, contracts, records and personnel shall be submitted or directed by the Series B Investors exclusively to any of the Chief Executive Officer, the Chief Financial Officer of the Company, or the Company’s counsel or advisors. The Series B Investors shall hold in confidence all such information on the terms and subject to the conditions contained in a confidentiality agreement in the form attached hereto as Exhibit D.
     4.3 Release of Litigation Claims. At the Closing, the Company and the Investors will execute and deliver to the Company and the other Investors a release in the form attached hereto as Exhibit E.
     4.4 Conduct of Business. From the date hereof until the Closing, the Company shall, and shall cause each of its subsidiaries to, conduct its business in the ordinary course and consistent with past practices and use all commercially reasonable efforts to preserve intact its present business organization. Without limiting the generality of the foregoing, the Company shall not, and the Company shall not permit any subsidiary to, except as contemplated by this Agreement, directly or indirectly, do, or propose to do, any of the following without the prior written consent of holders owning a majority of the outstanding shares of Series B Stock then held by the Series B Major Investors, in their sole and absolute discretion (a “Majority Vote of the Series B Investors”), which consent may be withheld in their sole and absolute discretion:
          (a) enter into any agreement with an affiliate, including its stockholders, officers and directors;
          (b) issue, sell, dispose of or encumber or authorize the issuance, sale, disposition or encumbrance of, or grant or issue any option, warrant or other right to acquire or make any agreement with respect to, any shares of its capital stock or any other of its securities or any security convertible or exercisable into or exchangeable for any such shares or securities, or alter any term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;
          (c) declare, set aside, make or pay any dividend or other distribution to any shareholder with respect to its capital stock;

          (d) redeem, purchase or otherwise acquire any of its capital stock;
          (e) make any change in the compensation or other amounts payable or to become payable by the Company to any of its officers, employees or agents; or any change in any bonus, pension or profit sharing payment, entitlement or arrangement made to or with any of such officers, employees or agents; or any grant of any loans or severance or termination pay; or any entrance into or variation of the terms of any employment agreement, including retention agreements, or adoption of or increase in, the benefits under any benefit plan;
          (f) adopt or (except as otherwise required by law) amend or make any unscheduled contribution to any employee benefit plan for or with employees, or enter into any collective bargaining agreement;
          (g) make any loan or advance to any person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquire any capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other business enterprise;
          (h) enter into any new contract with any existing broker, finder, investment banker or financial advisor or modify any existing contract, or enter into any other contract with any broker, finder, investment banker or financial advisor; or
          (i) enter into any commitment to do any of the foregoing, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect in any material respect (subject to the knowledge and materiality limitations set forth therein) or cause any covenant, condition or agreement of the Company in this Agreement not to be complied with or satisfied in any material respect.
     4.5 Expenses. The Company has previously reimbursed the Series B Investors $50,000 of Covered Expenses (as hereafter defined). The Company will promptly following execution of this Agreement reimburse the Series B Investors an additional $50,000 of Covered Expenses. At the Closing, the Company will reimburse the Series B Investors for any Covered Expenses they will have incurred in excess of $100,000. “Covered Expenses” shall mean the reasonable legal fees and expenses incurred by the Series B Investors in connection with their retention of Brown Rudnick Berlack Israels LLP relating to the Series B Investors’ interests in the Company, including the matters that led to that certain lawsuit encaptioned Glenview Capital Partners, L.P. et al v. Haights Cross Communications, Inc. Court of Chauncey, State of Delaware (C.A. No. 2757 VCS) (the “Current Lawsuit”), the commencement and prosecution of the Current Lawsuit, the negotiation and drafting of the letter of intent dated June 6, 2007 and this Agreement and all the matters relating to the Recapitalization.

     4.6 Consent to Amendment No. 2. At the Closing, each applicable Investor shall execute and deliver to the Company the stockholder consent adopting and approving Amendment No. 2 attached hereto as Exhibit F required under the General Corporation Law of the State of Delaware and the Company’s Second Amended and Restated Certificate of Incorporation, as amended.
     4.7 Shareholders Agreement. At the Closing, each Investor shall execute and deliver the Shareholders’ Agreement attached hereto as Exhibit G (the “Shareholders’ Agreement”).
     4.8 Election to Convert. At the Closing, each Investor shall execute and deliver the Election to Convert attached hereto as Exhibit H (“Election to Convert”).
     4.9 Title. Each of the Investors that are also holders of indebtedness of the Company for which waivers will be sought as provided in Section 5(i) hereof shall vote in favor of any Bondholder Consents (as defined herein) that are a condition to Closing provided that the Company shall offer the Senior Discount Note holders a consent fee of 0.25 of 1% for each $1,000 of Accreted Value (as defined in the 2004 Indenture, defined below) with respect to the applicable Senior Discount Note.
     4.10 Suspension of Litigation. Subsequent to the execution of this Agreement and pending the Closing or termination of this Agreement as provided for in paragraph 7.2, the plaintiffs (the “Plaintiffs”) in that certain action captioned Glenview Capital Partners, L.P. et al. v. Haights Cross Communications, Inc., Court of Chancery, State of Delaware (C.A. No. 2757 VCS) (the “Current Lawsuit”), and the Company agree to suspend further discovery or other activity in the Current Lawsuit except to the extent required by the Court.
     4.11 8-K filing. Four days after signing of this Agreement, the Company will file with the SEC on a Form 8-K, this Agreement.
     4.12 Board of Directors. At or prior to the Closing, the Investors shall provide the Company with the names of the directors that will constitute their board designees. At or prior to the Closing, the Series A/Common Investors shall (i) cause the board of directors of the Company to be reconstituted so that the directors shall, upon the Closing, be those persons named in the Shareholders’ Agreement and (ii) cause the amendment to the Bylaws of the Company attached hereto as Exhibit I to be adopted.
     4.13 Board of Directors. At or prior to the Closing, the Board of Directors shall establish the Deadlocks Committee and appoint its members.
5. Conditions to Closing of the Investors
     The obligations of each of the Investors to consummate the Closing are subject to the satisfaction of each of the following conditions:

          (a) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing;
          (b) the representations and warranties of each Investor contained in this Agreement at the time of its execution and delivery by each of the Investors shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date, and without regard to qualifications concerning materiality or material adverse effect;
          (c) the representations and warranties of the Company contained in this Agreement at the time of execution and delivery by the Company shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date, and without regard to qualifications concerning materiality or material adverse effect;
          (d) the Company shall have performed all of its obligations hereunder required to be performed by it on or prior to the Closing Date;
          (e) each other Investor shall have performed all of its obligations hereunder required to be performed by it on or prior to the Closing Date;
          (f) The Investors shall have received:
               (i) A copy of the Company’s Certificate of Incorporation, as amended by the Charter Amendments, certified by the Secretary of State of the State of Delaware, a copy of the resolutions of the Board of Directors and the stockholders of the Company evidencing the approval, and subject to Stockholder approval, the adoption of the Charter Amendments, the approval of this Agreement, the issuance of the Conversion Shares and the other matters contemplated hereby, all of which shall have been certified by the Secretary of the Company to be true, complete and correct, and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement and the Conversion Shares;
               (ii) A certificate of the Secretary of the Company that shall certify the names of the officers of the Company authorized to sign this Agreement, the certificates for the Shares and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers;
               (iii) Certificate of Good Standing for the Company from the Secretary of State of the State of Delaware shall have been provided to counsel to the Series B Investors for the Company and its subsidiaries; and
               (iv) The opinions of Richards Layton & Finger, dated the Closing Date, in the forms of Exhibit J.

          (g) the waiting period (and any extension thereof) applicable to the consummation of the Recapitalization under the HSR Act shall have expired or been terminated;
          (h) the Investors shall have received the opinion of Goodwin Procter LLP, dated as of the Closing Date in the form of Exhibit K.
          (i) the Company shall have received the requisite consents of: (i) the holders of the Company’s 12.5% Senior Discount Notes due 2011 and Haights Cross Operating Company’s 11 3/4% Senior Notes due 2011 to waive the requirement to offer to repurchase the indebtedness under Section 4.15 of the Haights Cross Communications, Inc. 12 1/2% Senior Discount Notes Due 2011 Indenture (“2004 Indenture”) dated as of February 2, 2004 and the Haights Cross Operating Company 11 3/4% Senior Notes Due 2011 Indenture (“2003 Indenture” and with the 2004 Indenture, the “Indentures”) dated as of August 20, 2003, respectively; (ii) the Lenders of the Company’s $100,000,000 term loan and the Lenders of Haights Cross Operating Company’s $30,000,000 term loan to waive the requirement to prepay the indebtedness under Section 6.13 of the $100,000,000 Term Loan Agreement among Haights Cross Operating Company, as Borrower, the Several Lenders from Time to Time Parties thereto, and Bear Stearns Corporate Lending Inc. as Administrative Agent dated as of August 20, 2003 and the $30,000,000 Term Loan Agreement among Haights Cross Operating Company, as Borrower, the Several Lenders from Time to Time Parties thereto, and Bear Stearns Corporate Lending Inc. as Administrative Agent dated as of December 10, 2004, respectively; and (iii) the Lenders of Haights Cross Operating Company’s $30,000,000 revolving line of credit to waive any default under Section 8(k) of the $30,000,000 Revolving Credit Agreement among Haights Cross Operating Company, as Borrower, the Several Lenders from Time to Time Parties thereto, Bear Stearns Corporate Lending Inc. as Syndication Agent and Bank of New York as Administrative Agent dated as of August 20, 2003 (the “Bondholder Consents”); provided, that the condition to close requiring receipt of Bondholder Consents for one or both of the Indentures shall be deemed satisfied if one or more of the Series B Investors, or affiliates thereof (together, the “Tendering Investors”), provides the Company with written notification (within 5 business days of the Company’s written notice to the Series B Investors of the Company’s intent to terminate this Agreement for failure of this condition) to offer to fulfill the obligations of Section 4.15(c)(1) of such Indenture. The Tendering Investors and the Company agree to cooperate with each other in good faith to allow the Company to confirm that the Tendering Investors will be able to adequately fulfill the requirements of Section 4.15(c)(1) of the applicable Indenture(s). If after such good faith cooperation the Company is not reasonably satisfied that the Tendering Investors will be able to fulfill such obligations, the Company may decline (in writing) the Tendering Investors’ offer and the condition to close shall not be deemed satisfied.

          (j) each of Peter Quandt and Paul Crecca shall have executed a Management Stock Purchase Agreement in the form attached hereto as Exhibit L pursuant to which they shall acquire shares of the Company’s Common Stock;
          (k) since the date of this Agreement, there shall have occurred no changes, events or circumstances which would, individually or in the aggregate, constitute a Material Adverse Effect;
          (l) all equity incentive plans of the Company shall have been terminated;
          (m) the Series B Investors shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company certifying that the conditions specified in Sections 5(c), (d), (i) and (k) shall be true and correct as of the Closing Date with the same effect as though made on and as of that date, and that such covenants have been fulfilled;
          (n) the period during which the Series B Investors could terminate this Agreement pursuant to Section 6.1 hereof shall have expired;
6. Termination Prior to Closing
     6.1 Termination by Series B Investors after Due Diligence. This Agreement may be terminated prior to the Closing by a Majority Vote of the Series B Investors, within three (3) business day of the expiration of the Due Diligence Period, if the Series B Investors are not satisfied for any reason, in their sole and absolute discretion, with their due diligence investigation of the Company. For the avoidance of doubt, the Series B Investors’ right to terminate shall exist notwithstanding any prior diligence or knowledge obtained by the Series B Investors prior to the Diligence Period.
     6.2 Termination. At any time prior to the Closing, this Agreement may be terminated
          (a) by consent of the Company, the Series A Investors, which consent shall be given by holders owning a majority of the outstanding shares of Series A Preferred Stock then held by the Series A Investors (a “Majority Vote of the Series A Investors”), and the Series B Investors, which consent shall be given by a Majority Vote of the Series B Investors;
          (b) by the Majority Vote of the Series B Investors or by the Majority Vote of the Series A Investors if the conditions stated in Article 5 have not been satisfied at or prior to the Closing provided that the right to terminate shall not be available to any party whose breach of any provision of this Agreement;
          (c) by a Majority Vote of the Series B Investors or the Majority Vote of the Series A Investors if any condition in Section 5 has not been satisfied on or before the one hundred twentieth day from the date hereof or if satisfaction of such a condition by the one hundred twentieth day from the date hereof is or becomes impossible provided that the right to terminate shall not be available to any party whose breach of any provision of this Agreement.
     6.3 Effect of Termination. In the event of any termination of this Agreement, there shall be no further liability or obligations hereunder on the part of any party hereto or their respective affiliates except for the obligations of the parties pursuant to this Section 6.3; provided, however, that nothing herein shall relieve either party from liability for any breach of this Agreement existing at the time of such termination.
7. Miscellaneous
     7.1 Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Delaware, without giving effect to conflict of laws principles thereof.
     7.2 Legend on Securities. The Company and the Investors acknowledge and agree that the following legend shall be typed on each certificate evidencing any of the securities issued hereunder held at any time by any of the Investors.
     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “ACT”), OR ANY UNITED STATES STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS
     7.3 Survival of Representations and Covenants. All representations, warranties, covenants, agreements and obligations made herein or in any schedule, exhibit, notice, certificate or other document executed in connection herewith or delivered by any party to another party incident hereto shall be deemed to have been relied upon by the other party hereto and survive the execution and/or delivery thereof, and all statements contained in any such schedules, exhibit, notice, certificate or other document delivered by the Company hereunder or in connection herewith shall be deemed to constitute representations and warranties made by the Company herein.

     7.4 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.
     7.5 Consideration. Each party hereto acknowledges that it will benefit from the transactions contemplated hereby and such transactions are sufficient consideration for every promise, duty, release, obligation, agreement and right contained in this Agreement.
     7.6 Amendment and Waiver. Any provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (a) the Company and (b) each of the Shareholders. Any amendment or waiver effected in accordance with this Section 7.6 shall be binding upon the Company and each Shareholder, and their respective successors and assigns.
     7.7 Entire Agreement. This Agreement, the exhibits and schedules hereto, the Shareholders’ Agreement, the certificates and the other documents delivered pursuant hereto constitute the entire agreement among the parties relative to the specific subject matter hereof and thereof. Any previous agreement among the parties relative to the specific subject matter hereof is superseded by this Agreement.
     7.8 Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any party subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties shall be entitled to specific performance of this Agreement and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.
In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.
     7.9 Consent to Jurisdiction. Each of the parties hereto consents to the exclusive jurisdiction, service of process and venue in the Delaware Court of Chancery of the State of Delaware for any claim, suit or proceeding arising under this Agreement, or in the case of a third party claim in the court where such claim is brought. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.10 shall be deemed effective service of process on such party.
     7.10 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, the return receipt requested, postage prepaid; or (d) the next business day after deposit with a nationally recognized overnight courier, specifying next day deliver, with written certification of receipt. All communications shall be sent to the Company at the address or facsimile number set forth on its signature page hereto and to each Investor at the address or facsimile number set forth on Schedule I hereto or at such other address as the Company or each Investor may designate by 10 days’ advance written notice to the other parties hereto.
     7.11 Successors and Assigns. The provisions hereof shall insure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.
     7.12 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
[SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY: Haights Cross Communications, Inc.
By:	/s/ Paul J. Crecca
	Name:	Paul J. Crecca
	Title:	Executive Vice President and CFO

INVESTORS: SERIES A PREFERRED/COMMON SHAREHOLDERS
/s/ Peter J. Quandt
Peter J. Quandt

Media/Communications Partners III Limited Partnership
By:	M/C III L.L.C., its General Partner

By:	/s/ Christopher S. Gaffney
	Name:	Christopher S. Gaffney
	Title:	Manager

M/C Investors L.L.C.
By:	/s/ Christopher S. Gaffney
	Name:	Christopher S. Gaffney
	Title:	Manager

1

SERIES B PREFERRED SHAREHOLDERS Columbia Funds Master Investment Trust-Columbia High Income Master Portfolio By: MacKay Shields LLC, its sub-advisor
By:	/s/ Lucille Protas
	Name:	Lucille Protas
	Title:	Chief Operating Officer

Columbia Funds Variable Insurance Trust 1 — Columbia High Yield Fund, Variable Series By: MacKay Shields LLC, its sub-advisor
By:	/s/ Lucille Protas
	Name:	Lucille Protas
	Title:	Chief Operating Officer

The Mainstay Funds on Behalf of its High Yield Corporate Bond Fund By: MacKay Shields LLC, its sub-advisor
By:	/s/ Lucille Protas
	Name:	Lucille Protas
	Title:	Chief Operating Officer

The Mainstay Funds on Behalf of its Diversified Income Fund By: MacKay Shields LLC, its sub-advisor
By:	/s/ Lucille Protas
	Name:	Lucille Protas
	Title:	Chief Operating Officer

2

Mainstay VP Series Fund, Inc. on Behalf of its High Yield Corporate Bond Portfolio By: MacKay Shields LLC, its sub-advisor
By:	/s/ Lucille Protas
	Name:	Lucille Protas
	Title:	Chief Operating Officer

3

Quadrangle Debt Recovery Income Fund LP By: Quadrangle Debt Recovery Advisors LP Its : Advisor
By:	/s/ Michael Weinstock
	Name:	Michael Weinstock
	Title:	Managing Principal

Quadrangle Debt Opportunities Fund LP By: Quadrangle Debt Recovery Advisors LP Its : Advisor
By:	/s/ Michael Weinstock
	Name:	Michael Weinstock
	Title:	Managing Principal

QDRF Master Ltd. By: Quadrangle Debt Recovery Advisors LP Its : Advisor
By:	/s/ Michael Weinstock
	Name:	Michael Weinstock
	Title:	Managing Principal

Quadrangle Debt Recovery Income Fund Master Ltd By: Quadrangle Debt Recovery Advisors LP Its : Advisor
By:	/s/ Michael Weinstock
	Name:	Michael Weinstock
	Title:	Managing Principal

4

Quadrangle Debt Opportunities Fund Master Ltd By: Quadrangle Debt Recovery Advisors LP Its : Advisor
By:	/s/ Michael Weinstock
	Name:	Michael Weinstock
	Title:	Managing Principal

5

Glenview Capital Master Fund, Ltd.
By:	/s/ Mark Horowitz
	Name:	Mark Horowitz
	Title:	Chief Operating Officer of Glenview Capital Management, LLC, As Investment Adviser

Glenview Institutional Partners, L.P.
By:	/s/ Mark Horowitz
	Name:	Mark Horowitz
	Title:	Chief Operating Officer of Glenview Capital Management, LLC, As Investment Adviser

Glenview Capital Partners, L.P.
By:	/s/ Mark Horowitz
	Name:	Mark Horowitz
	Title:	Chief Operating Officer of Glenview Capital Management, LLC, As Investment Adviser

Deephaven Distressed Opportunities Trading Ltd.
By:	/s/ Andy Greenberg
	Name:	Andy Greenberg
	Title:	Managing Director

6